EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-160324) of our report dated March 12, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Cadence Financial Corporation. We also consent to the references to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.

/s/    T. E. LOTT & COMPANY

Columbus, Mississippi

July 22, 2009